SHIFT TECHNOLOGIES INC.
290 DIVISION STREET
SUITE 400
SAN FRANCISCO, CA 94103

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SFT2022SM**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1. Approval of the issuance of shares of common stock of Shift Technologies, Inc. ("Shift") to stockholders of CarLotz, Inc. ("CarLotz") in connection with the merger contemplated by the Agreement and Plan of Merger, dated August 9, 2022, by and among Shift, Shift Remarketing Operations, Inc., a wholly owned subsidiary of Shift, and CarLotz (as may be amended from time to time).	☐	☐	☐
2. Approval of an amendment to the Second Amended and Restated Certificate of Incorporation of Shift to effect a reverse stock split of the common stock of Shift at a ratio within a range of 1-for-5 and 1-for-10, as determined by the Board of Directors of Shift.	☐	☐	☐
3. Approval of the adjournment of the Shift special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Shift special meeting to approve proposal 1.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000583323_1 R1.0.0.3

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Joint Proxy Statement/Prospectus is available at www.proxyvote.com

SHIFT TECHNOLOGIES INC.
Special Meeting of Shareholders
[TBD], 2022 [TBD] PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jeff Clementz and Oded Shein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SHIFT TECHNOLOGIES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [TBD] PM, PDT on [TBD], 2022, at www.virtualshareholdermeeting.com/SFT2022SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000583323_2 R1.0.0.3